Exhibit 11.1

                            DESTRON FEARING CORPORATION

                 Calculation of Basic And Diluted Earnings (Loss)
                       Per Common and Common Equivalent Share
                      (in thousands, except per share amounts)



                                                     Quarter Ended June 30,               Nine Months Ended June 30,
                                                       1998        1997                        1998        1997
                                                       ----        ----                        ----        ----
Net income (loss)                                   $   (410)   $   (190)                   $   (892)    $    92

                                                    --------    --------                    --------     -------
                                                    --------    --------                    --------     -------

Weighted average number of common
  and common equivalent shares
  outstanding:

     Weighted average number of
     common shares outstanding                        13,354      13,294                      13,316      12,568

     Dilutive effect of stock options and
     warrants after application of the
     treasury stock method                                 -           -                           -         126

                                                    --------    --------                    --------     -------


                                                      13,354      13,294                      13,316      12,694

                                                    --------    --------                    --------     -------
                                                    --------    --------                    --------     -------

Basic and diluted earnings (loss) per
  common and common equivalent share                $  (0.03)   $  (0.01)                   $  (0.07)    $  0.01
                                                    --------    --------                    --------     -------
                                                    --------    --------                    --------     -------




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